Exhibit 10.14

TWELFTH AMENDMENT

OF

ENTEGRIS, INC.

401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

Entegris, Inc., a Delaware corporation, has heretofore established and maintains a profit sharing plan (the “Plan”) which, in most recent amended and restated form, is embodied in a document effective August 5, 2005, and entitled “ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN (2005 Restatement),” as amended by eleven (collectively, the “Plan Statement”). The Plan Statement is hereby further amended in the following respects:

1. PPA-NOTICE REGARDING CONSEQUENCES OF FAILING TO DEFER RECEIPT OF DISTRIBUTION. Effective for all distribution made on or after January 1, 2007, Section 7.5.1 of the Plan Statement shall be amended by adding the following sentence after the first sentence of such Section:

For all notices given in Plan Years beginning on or after January 1, 2007, such notification shall also include a description of the consequences of failing to defer receipt of a distribution.

2. PPA-NONSPOUSE BENEFICIARY ROLLOVERS AND AFTER-TAX CONTRIBUTIONS AND ROTH CONTRIBUTIONS. Effective for all benefit payments commencing on or after January 1, 2007, Section 7.5.2 of the Plan Statement shall be amended by deleting the last sentence Section 7.5.2(b) without replacement and by adding thereto the following new paragraphs (d) and (e):

(d)	After-Tax Contributions and Roth Contributions. To the extent a distribution consists in part of after-tax employee contributions which are not includible in gross income, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code, or to a qualified trust described in section 401(a) of the Code or to an annuity contract described in section 403(b) of the Code, if such trust or contract provides for separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. To the extent a distribution consists of Roth contributions, such portion may be transferred only to a Roth IRA described in section 408A of the Code, or to another designated Roth account described in section 402A of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(e)

Special Rule For Nonspouse Beneficiaries. A distributee who is a Beneficiary and who is not the surviving spouse of a Participant or an alternate payee may elect, at the time and the manner prescribed by the

Committee, to have all or any portion of such distributee’s benefit paid directly in a trustee-to-trustee transfer to an individual retirement account or annuity described in sections 408(a) or (b) of the Code, which is treated as an inherited individual retirement account or annuity within the meaning of section 408(d)(3)(C) of the Code. Any distribution to a nonspouse Beneficiary which is payable prior to January 1, 2010, shall not be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code. Any distribution to a nonspouse Beneficiary which is payable on or after January 1, 2010, shall be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code.

3. PPA-ROLLOVER TO ROTH IRA. Effective for all benefit payments commencing on or after January 1, 2008, Section 7.5.2 of the Plan Statement shall be amended by adding the following new paragraph (f):

(f)	Qualified Rollover Contribution to Roth IRA. A distributee may elect to have all or a portion of an eligible rollover distribution rolled over to a Roth IRA described in section 408A of the Code. However, for distributions made before January 1, 2010, the distributee shall not be eligible to make a qualified rollover contribution to a Roth IRA if the distributee’s adjusted gross income exceeds One Hundred Thousand Dollars ($100,000) or the distributee is a married individual filing a separate return.

4. PPA-TOP HEAVY PROVISION. Effective for Plan Years beginning on or after January 1, 2008, Section 1.10(j) of Appendix B to the Plan Statement shall be amended to read in full as follows:

(j)	A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) or section 401(k)(13) of the Code, and (ii) matching contributions which meet the requirements of section 401(m)(11) or section 401(m)(12) of the Code. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

5. SAFE HARBOR PLAN FOR 2010. Effective for Plan Years beginning on or after January 1, 2010, Section 2 of Appendix D to the Plan Statement shall be amended as follows:

SECTION 2

SECTION 401(k) COMPLIANCE

This Plan satisfies the nondiscrimination requirements of section 401(k) of the Code using the alternative method set forth in section 401(k)(12) of the Code.

6. SAFE HARBOR PLAN FOR 2010. Effective for Plan Years beginning on or after January 1, 2010, Section 3 of Appendix D to the Plan Statement shall be amended as follows:

SECTION 3

SECTION 401(m) COMPLIANCE

This Plan satisfies the nondiscrimination requirements of section 401(m) of the Code using the alternative method set forth in section 401(m)(11) of the Code.

7. PPA-NOTICE REGARDING CONSEQUENCES OF FAILING TO DEFER RECEIPT OF DISTRIBUTION. Effective for all distribution made on or after January 1, 2007, Section 4.1 of Appendix E to the Plan Statement shall be amended by adding the following sentence after the first sentence of such Section:

For all notices given in Plan Years beginning on or after January 1, 2007, such notification shall also include a description of the consequences of failing to defer receipt of a distribution.

8. INTEREST RATE ON LOANS. Effective for loans made on or after February 1, 2010, Section 7.6.6(b) of the Plan Statement shall be amended to read in full as follows:

(b)	Interest Rate. The interest rate on any loan shall be equal to the prime rate (the base rate on corporate loans at large United States money center commercial banks) as reported by Reuters or any comparable successor rate so reported on the first business day of the calendar month in which the loan is granted plus one percent (1%).

9. RECOGNIZED COMPENSATION. Effective for clarifying the Principal Sponsor’s interpretation of the definition of Recognized Compensation, Section 1.1.32(b) of the Plan Statement shall be amended to read as follows:

(b)

Excluded Items. In determining a Participant’s Recognized Compensation there shall be excluded all of the following: (i) reimbursements or other expense allowances (including all living and other expenses paid on account of the Participant being on foreign assignment), (ii) welfare and fringe benefits (both cash and noncash)

including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments), except that final payments on account of settlement for accrued but unused paid time off shall be taken into account in determining a Participant’s Recognized Compensation, (iii) moving expenses, (iv) deferred compensation (both when deferred and when received), and (v) stock-based compensation of any kind, including, but not limited to, amounts realized from the exercise of a non-qualified stock option or restricted stock held by an employee that becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

10. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.